EXHIBIT 10.17
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                                 PROMISSORY NOTE


$7,000,000                                                         April 9, 1999


                  FOR VALUE RECEIVED, EGLOBE FINANCING CORPORATION, a Delaware corporation (the "Maker"), promises to pay to the order of EXTL INVESTORS, LLC, a limited liability company organized under the laws of Nevada (the "Holder"), at 850 Cannon, Suite 200, Hurst, TX 76054, or at such other place as the Holder of this Note may from time to time designate, the principal amount of Seven Million United States Dollars ($7,000,000), together with any accrued but unpaid interest thereon, on the terms and conditions set forth below.

                  This Note is the "Loan Note" referred to in the Loan and Note Purchase Agreement dated as of April 9, 1999, by and among the Maker, Executive TeleCard, Ltd., a Delaware corporation (the "Parent"), and the Holder (the "Loan and Note Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan and Note Purchase Agreement.

                  The entire principal amount of this Note shall be repaid to the Holder, together with any accrued but unpaid interest thereon, on the earliest to occur of (i) the first anniversary of the First Closing Date, (ii) the date of closing of an offering by the Parent of debt or equity securities, in a single transaction or series of related transactions, from which the Parent receives net proceeds of $30 million or more, or (iii) the Second Closing Date (the "Loan Maturity Date").

                  This Note shall bear interest on the unpaid portion of the principal amount thereof, from the date of issuance until the unpaid portion of the principal shall have become due and payable (whether on the Loan Maturity Date, by acceleration or otherwise), at the Loan Interest Rate. Interest shall be due and payable to the Holder in arrears on the first day of each month, commencing on the first day of the month following the date hereof (each, an "Interest Payment Date"), until and including the Loan Maturity Date. To the extent not prohibited by applicable law, this Note shall bear interest on overdue principal, on any overdue amounts arising out of a required or optional prepayment of principal and on any overdue installment of interest at the Loan Overdue Rate, from after the date on which such amounts were due and payable, whether by acceleration or otherwise, until paid.

                  Payments of principal and interest on this Note shall be paid in cash in lawful money of the United States of America.

                  Whenever any payment to be made under or with respect to this Note shall be stated to be due on any day other than a Business Day, such payment may


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be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest due on such date.

                  This Note may be prepaid without premium or penalty, at the option of the Maker exercised by written notice to the Holder, at any time in whole or from time to time in part in integral multiples of $100,000. Any prepayment will be applied first to accrued interest and then to payment of principal. If this Note is prepaid only in part, this Note shall be surrendered at the Company's principal office and the payment shall be recorded directly on this Note or by an amendment thereto, whereupon the Loan Note will be returned to the Investor promptly.

                  During the period in which any portion of this Note is outstanding, the Holder shall be a third party beneficiary of, and shall be entitled to enforce, the Loan Capital Contribution Agreement.

                  The Holder covenants and agrees, and each subsequent holder of this Note, by its acceptance thereof, likewise covenants and agrees, that to the extent the indebtedness represented by this Note, either alone or together with the rights of the Holder under the Transaction Documents, could be deemed to constitute indebtedness of the Parent, the payment of the principal, interest and any other amounts payable in respect of this Note are hereby expressly made subordinate, and subject in right of payment, to the prior payment in full of all amounts owing to holders of Senior Indebtedness.

                  The occurrence of any Event of Default under and as defined in the Loan and Note Purchase Agreement shall constitute an "Event of Default" hereunder.

                  If an Event of Default exists hereunder, the Holder may exercise any right, power or remedy which the Holder may have under the Loan and Note Purchase Agreement if the corresponding Event of Default exists under and as defined in the Loan and Note Purchase Agreement.

                  In the event the interest provisions hereof or any exactions provided for herein or in the Loan and Note Purchase Agreement shall result in an effective rate of interest which, for any period of time, exceeds the limit of any usury or other law applicable to the transactions evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied toward repayment of outstanding principal immediately upon receipt of such moneys by the Holder with the same force and effect as if the Maker had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payments in repayment of the principal balance hereof. Notwithstanding the foregoing, however, the Holder may at any time and from time to time elect, by notice in writing to the Maker, to reduce or limit the collection of any interest to such sums which shall not result in any payment of interest in excess of that lawfully collectable. The Maker agrees that


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in determining  whether or not any interest  payable under this Note exceeds the highest rate permitted by law, any non-principal payment shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty, rather than interest.

                  The Maker expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, diligence of collection, notice of intention to accelerate, notice of acceleration, and (except as otherwise expressly provided herein or in the Loan and Note Purchase Agreement to the contrary) any similar notice of any kind, and hereby consents to any number of renewals and extensions of time of payment hereof, which renewals and extensions shall not affect the liability of the Maker.

                  The Maker promises to pay all costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred in connection with the collection thereof.

                  Without the prior written consent of the Maker, this Note may not be transferred except to an Affiliate of the Holder, to Mr. Ronald Jensen, to a member of Mr. Jensen's immediate family or an Affiliate of either.

                  Neither this Note nor any of the rights, interests or obligations of the Maker hereunder shall be assigned in any respect without the prior written consent of the Holder. Whenever used herein, the words "the Maker" and "the Holder" shall be deemed to include their respective successors and permitted assigns.

                  All communications required or permitted by this Note shall be in accordance with Section 7.1 of the Loan and Note Purchase Agreement.

                  If any term, condition or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Note shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  This Note may not be amended except by an instrument in writing signed by the Maker and the Holder.

                  This Note shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The Maker consents to the jurisdiction of


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the federal courts whose  districts  encompass any part of the State of Texas or the state courts of the State of Texas in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first written above.

                                            EGLOBE FINANCING CORPORATION

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
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